Exhibit 32

Certification Pursuant to Section 1350 of Chapter 63 of Title 18

of the United States Code

I, Robert E. Busch, Chief Executive Officer and Chief Financial Officer of PSE&G Transition Funding II LLC, to the best of my knowledge, certify that (i) the Quarterly Report of PSE&G Transition Funding II LLC on Form 10-Q for the quarter ended June 30, 2006 (the "Periodic Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of PSE&G Transition Funding II LLC.

/s/ Robert E. Busch
Robert E. Busch Chief Executive Officer and Chief Financial Officer August 11, 2006